UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 23, 2012

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-52089	36-4528166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

(617) 475-1520

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

2012 Annual Meeting Date and Deadline for Receipt of Stockholder Proposals

On March 23, 2012, the Board of Directors of InVivo Therapeutics Holdings Corp. (the “Company”) scheduled the date for its 2012 annual meeting of stockholders (the “2012 Annual Meeting”) for Wednesday, May 30, 2012.

Because the expected date of the 2012 Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2011 annual stockholder meeting, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2012 Annual Meeting. In order to be considered for inclusion, such proposals must be received in writing by the Company before the close of business on April 2, 2012. The April 2, 2012 deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) under the Exchange Act.

Additionally, in order for a stockholder to bring business before the 2012 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a director, it must provide timely notice within the applicable time period set forth in the advance notice provisions of the Company’s Amended and Restated Bylaws, which is also April 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: March 23, 2012	By:	/s/ Frank M. Reynolds
Frank M. Reynolds
Chief Executive Officer